QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
First Team Sports, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FIRST TEAM SPORTS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
July 10, 2001

TO THE SHAREHOLDERS OF
   FIRST TEAM SPORTS, INC.:

    The 2001 Annual Meeting of Shareholders of First Team Sports, Inc. will be held at the Anoka-Hennepin Technical College, 1355 West Highway 10, Anoka, Minnesota, at 11:00 a.m. (Minneapolis-time) on Tuesday, July 10, 2001, for the following purposes:

  1.
  To set the number of members of the Board of Directors at six (6).

  2.
  To elect members of the Board of Directors.

  3.
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 28, 2002.

  4.
  To take action on any other business that may properly come before the meeting or any adjournment thereof.

    Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's 2001 Annual Report.

    Only shareholders of record as shown on the books of the Company at the close of business on May 18, 2001 will be entitled to vote at the Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the Annual Meeting.

    You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense to the Company.

BY ORDER OF THE BOARD OF DIRECTORS
June 11, 2001	John J. Egart
Anoka, Minnesota	President and Chief Executive Officer

FIRST TEAM SPORTS, INC.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held
July 10, 2001

    The accompanying Proxy is solicited by the Board of Directors of First Team Sports, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, July 10, 2001, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournments thereof.

    The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

    Any shareholder giving a Proxy may revoke it any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a later-dated written Proxy with an officer of the Company. Personal attendance at the Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later-dated Proxy is delivered to an officer of the Company before the revoked or superseded Proxy is used at the Annual Meeting. Proxies will be voted as specified by the shareholders.

    The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will, therefore, have the same effect as a vote against the proposal. Proxies which are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

    If a shareholder owns shares that are held in a brokerage firm's account (in "street name") and fails to instruct the broker how such shares should be voted on certain routine matters, such as the proposals to be voted on at the Annual Meeting, the broker will generally have discretionary authority to vote such shares. Shareholders holding shares in street name should follow the directions from their broker regarding the procedure for voting their shares.

    The mailing address of the principal executive office of the Company is 1201 Lund Boulevard, Anoka, Minnesota 55303. The Company expects that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on approximately June 11, 2001.

OUTSTANDING SHARES AND VOTING RIGHTS

    The Board of Directors of the Company has fixed the close of business on May 18, 2001 as the record date for determining shareholders entitled to vote at the Annual Meeting (the "Record Date"). Persons who were not shareholders on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date, 5,912,342 shares of the Company's Common Stock, par value $.01 per share, were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

    The following table provides information as of the Record Date concerning the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director of the Company, (ii) the named executive officers in the Summary Compensation Table, (iii) persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of the Record Date and (iv) all directors and executive officers as a group.

Name, Position(s) (and Address of 5% Holders)	Number of Shares Beneficially Owned(1)(2)		Percent of Class(2)
John J. Egart President, Chief Executive Officer and Director 1201 Lund Boulevard Anoka, MN 55303	654,019	(3)(4)	10.5%
David G. Soderquist Vice Chairman and Director 1201 Lund Boulevard Anoka, MN 55303	468,759	(4)(5)	7.7%
Joe Mendelsohn Chairman and Director	170,167	(6)	2.8%
Timothy G. Rath Director	57,000	(7)	1.0%
Stanley E. Hubbard Director	56,750	(8)	1.0%
William J. McMahon Director	16,500	(9)	*
Kent A. Brunner Vice President and Chief Financial Officer	164,825	(10)	2.7%
Richard Jackson Vice President of Production & Product Development	75,333	(11)	1.3%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	410,350	(12)	6.9%
All Executive Officers and Directors as a Group (9 persons)	1,713,501	(13)	24.5%

*
less than 1%

(1)
Unless otherwise indicated, each person named or included in the group has sole power to vote and sole power to direct the disposition of all shares listed as beneficially owned by him or her.

(2)
Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(3)
Includes: 1,521 shares of Common Stock held by Mr. Egart's wife; 17,349 shares of Common Stock held by either Mr. Egart or his wife as custodian for their children; and 343,334 shares of Common Stock which may be acquired by Mr. Egart upon exercise of stock options.

(4)
Includes 15,500 shares of Common Stock held by a partnership, of which Mr. Egart and Mr. Soderquist are partners and with respect to which each, as a partner, shares voting and investment power over the shares.

(5)
Includes 200,834 shares of Common Stock which may be acquired by Mr. Soderquist upon exercise of stock options.

(6)
Represents 170,167 shares of Common Stock which may be acquired by Mr. Mendelsohn upon exercise of stock options.

(7)
Includes 27,000 shares of Common Stock which may be acquired by Mr. Rath upon exercise of stock options.

(8)
Includes 28,500 shares of Common Stock which may be acquired by Mr. Hubbard upon exercise of stock options.

(9)
Represents 16,500 shares of Common Stock which may be acquired by Mr. McMahon upon exercise of stock options.

(10)
Includes 158,751 shares of Common Stock which may be acquired by Mr. Brunner upon exercise of stock options.

(11)
Includes 72,783 shares of Common Stock which may be acquired by Mr. Jackson upon exercise of stock options.

(12)
The shares are held by four investment companies and certain other investment vehicles, including commingled group trusts and separate accounts ("Funds"), for which Dimensional Fund Advisors Inc. ("Dimensional") acts as investment advisor and investment manager. As such advisor and manager, Dimensional has sole voting and dispositive power over the shares but disclaims beneficial ownership of such shares. The Company has relied on information provided by Dimensional in its December 31, 2000 Schedule 13G amendment filed with the Securities & Exchange Commission on February 2, 2001.

(13)
Includes 1,080,036 shares of Common Stock which may be acquired upon the exercise of stock options; 15,500 shares of Common Stock held by a partnership; and 18,870 shares of Common Stock held by or for family members of executive officers.

ELECTION OF DIRECTORS
(Proposals #1 and #2)

    The Bylaws of the Company provide that the number of directors shall be the number set by the shareholders, which shall be not less than one. The Board of Directors unanimously recommends that the number of directors be set at six, which is the current number of directors, and that six directors be elected. Unless otherwise instructed, the Proxies will be so voted.

    In the absence of other instruction, the Proxies will be voted for each of the following individuals. If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify. All of the nominees are currently members of the

Board of Directors. If, prior to the Annual Meeting, it should become known that any one of the following individuals will be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee as is selected by the Board of Directors. Alternatively, the Proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

    Under applicable Minnesota law, setting the number of directors at six and the election of each nominee requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

Name and Age of Nominee	Principal Occupations for the Past Five Years	Director Since
John J. Egart— 51	President and Chief Executive Officer of the Company since January 1994; Executive Vice President of the Company from the Company's inception in May 1986 until January 1994.	1986
David G. Soderquist— 52	Vice Chairman of the Company since January 1994; President and Chief Executive Officer of the Company from the Company's inception in May 1986 until January 1994.	1986
Joe Mendelsohn— 70	Chairman of the Board of the Company since January 1991; consultant to various toy and related product businesses since January 1987, including to the Company 1988 to 1999.	1991
Timothy G. Rath— 55	Consultant since February 1996; various positions, most recently Chief Executive Officer, with Kelly Russell Studios, Inc., a firm engaged in production and marketing of sports memorabilia, from November 1994 to February 1996; consultant to Anthony Industries, Inc., a diversified manufacturer of recreational and industrial products, from June 1992 to October 1993.	1991
Stanley E. Hubbard— 40	Vice President of Hubbard Broadcasting, Inc. since July 1984 and Chairman and Chief Executive Officer of Hubbard Media Group, LLC since August 1999; President and Chief Executive Officer of United States Satellite Broadcasting Company, Inc. from March 1993 and January 1996, respectively, through May 1999.	1992
William J. McMahon— 54	Consultant since March 2000; various positions, most recently President and 1996 Chief Executive Officer of Cedar Technologies, Inc., a manufacturer and marketer of robotic compact disc duplication equipment from October 1998 to March 2000; President and Chief Executive Officer of Lund International Holdings, Inc., a manufacturer of vehicle accessories, from September 1994 to October 1998; Chief Operating Officer of Anagram International, Inc., a manufacturer of Mylar balloons and packaging products, from 1991 to September 1994.	1992

Board and Committee Meetings

    During the fiscal year ended February 28, 2001, the Board of Directors held five meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he served. The

Board of Directors has an Audit Committee, Compensation Committee and Stock Option Committee. The Board does not have a nominating committee.

    The Audit Committee recommends to the Board of Directors the selection of independent auditors and reviews the activities and reports of the independent auditors as well as the internal accounting controls of the Company. The Audit Committee is comprised of Mr. Mendelsohn, Mr. Rath and Mr. McMahon. During fiscal 2001, the Audit Committee held two meetings.

    The Compensation Committee recommends the compensation for executive officers of the Company. The Compensation Committee is comprised of Mr. Rath, Mr. Hubbard and Mr. McMahon. During fiscal 2001, the Compensation Committee met once.

    The Stock Option Committee administers the Company's 1987 Stock Option Plan, 1990 Nonqualified Stock Option Plan, 1993 Employee Stock Purchase Plan and the 1994 Stock Option and Incentive Compensation Plan. The Stock Option Committee is comprised of Mr. Rath and Mr. Hubbard. During fiscal 2001, the Stock Option Committee met once and took action by unanimous written consent three times.

Compensation of Directors

    Directors' Fees.  The Company pays each director who is not an employee of the Company an attendance fee of $500 per Board of Directors and committee meeting attended; provided, however, that no director may receive more than $500 per day. In addition, Joe Mendelsohn received a fee of $500 per month for serving as Chairman in fiscal 2001 and for March 2001, at which time the payment of such fee was discontinued.

    Stock Option Grants.  Pursuant to either the Company's 1987 Stock Option Plan or the Company's 1994 Stock Option and Incentive Compensation Plan, each member of the Board of Directors who is neither an employee of, nor a paid advisor or consultant to, the Company (a "Non-Employee Director") receives, upon initial election to the Board, a nonqualified option to purchase 7,500 shares of the Company's Common Stock at an option price per share equal to 100% of the fair market value of the Company's Common Stock on the date of such election. Such option is immediately exercisable to the extent of 1,500 shares and to the extent of an additional 1,500 shares on each of the first, second, third and fourth anniversaries of the date of grant. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected receives a nonqualified option to purchase 3,000 shares of Common Stock at an option price per share equal to 100% of the fair market value of the Common Stock on the date of such re-election or shareholder meeting, which option is immediately exercisable in full. However, a Non-Employee Director who receives a 7,500-share option upon initial election to the Board may not receive the 3,000-share option for a period of at least ten (10) months. All options granted pursuant to these provisions expire on the earlier of (i) three months after the optionee ceases to be a director (except by disability or death) or (ii) ten (10) years after the date of grant. In the event of disability or death of a Non-Employee Director, any option granted to such Non-Employee Director may be exercised at any time within twelve (12) months of the disability or death of such Non-Employee Director or prior to the date on which the option, by its terms, expires, whichever is earlier. During fiscal 2001, Mr. Mendelsohn received a discretionary grant of an option to purchase 20,000 shares of the Company's Common Stock at $1.875 per share, which option becomes exercisable in three annual increments beginning on the date of grant and has other terms similar to those described above.

REPORT OF AUDIT COMMITTEE

    The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committees, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

    In accordance with its written charter adopted by the Board of Directors (set forth in Appendix I hereto), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management;

  (2)
  discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

  (3)
  reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

    Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2001, as filed with the Securities and Exchange Commission.

                      Members of the Audit Committee

                        Joe Mendelsohn
                        Timothy J. Rath
                        William J. McMahon

Report of Compensation Committee and Stock Option Committee

    The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus shareholder value, by significantly aligning the financial interests of the Company's key executives with those of the Company's shareholders. Compensation of the Company's executive officers is comprised of four parts: base salary, annual incentive bonuses, fringe benefits and long-term incentive opportunity in the form of stock options. The Compensation Committee believes, but has not conducted any formal survey, that the base salaries of the Company's executive officers are generally less than executive officers of comparable publicly-held companies. These relatively low base salaries are combined with the opportunity to earn substantial cash bonuses if certain Company financial performance goals are met. Long-term incentives are based on stock performance through stock options. Although the Company's 1994 Stock Option and Incentive Compensation Plan ("1994 Plan") also gives the Compensation Committee the flexibility to grant other types of incentives, including restricted stock, stock appreciation rights, performance shares and/or cash, only stock options have been granted under the 1994 Plan. The Compensation Committee believes that stock ownership by the Company's executive officers is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Compensation Committee believes this philosophy and structure are in the best interests of the Company's shareholders.

    Bonuses.  The Compensation Committee recommended, and the Board of Directors unanimously approved, a fiscal 2001 bonus plan for Company officers which provided for the creation of a bonus pool ranging from $150,000 to $600,000 based on the Company attaining pre-tax earnings ranging from $350,000 to $1,390,000. Although no bonuses were earned pursuant to the bonus plan for fiscal 2001, the Compensation Committee approved discretionary bonuses for fiscal 2001 for three executive officers ranging from $7,500 to $10,000.

    For fiscal 2002, the Compensation Committee recommended, and the Board of Directors unanimously approved, a bonus plan for Company officers which provides for the creation of a bonus pool ranging from $150,000 to $600,000 based on the Company attaining pre-tax earnings ranging from $800,000 to $2,000,000. The following officers are eligible, based on the achievement of individual performance objectives, to receive up to the following percentage of the applicable bonus pool: Chief Executive Officer—40%, Chief Financial Officer—28%, Vice President of Production and Product Development—16%, and Vice President of Sales—16%.

    Stock Options and Other Incentives.  The Company's stock option program is the Company's long-term incentive plan for officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

    The Company's 1987 Stock Option Plan and 1994 Plan authorize the Stock Option Committee of the Board of Directors to award stock options to officers and other employees. The 1994 Plan also permits the Compensation Committee to award other forms of long-term incentives, including stock appreciation rights, stock and restricted stock, performance shares and/or cash. To date, however, only stock options have been granted under the 1994 Plan. Stock options are generally granted each year, at an option price equal to the fair market value of the Company's Common Stock on the date of grant, and vest over a period of three years. The amount of stock options awarded is generally a function of the recipient's salary and position in the Company. Awards are intended to be generally competitive with other companies of comparable size and complexity, although the Stock Option Committee has not conducted any thorough comparative analysis.

    Benefits.  The Company provides the same health and disability insurance benefits to its executive officers as are available to Company employees generally, except that executive officers receive additional life and long-term disability insurance beyond that available to Company employees generally. The Company also provides an automobile allowance to all executive officers. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary for fiscal 2001.

    Chief Executive Officer Compensation.  The Compensation Committee believes, but has not conducted any formal survey, that Mr. Egart's fiscal 2001 base salary of $175,000 was substantially less than the base salaries of chief executive officers of comparable publicly-held companies. For fiscal 2002, Mr. Egart will continue to receive a salary of $175,000. For fiscal 2001, Mr. Egart did not receive a bonus. The stock options to purchase 90,000 shares of Company Common Stock granted to Mr. Egart during fiscal 2001 are consistent with the design of the overall compensation program and are shown in the compensation tables under "Management Compensation" following this report.

                      Members of the Compensation Committee
                      and Stock Option Committee:

                      Timothy G. Rath
                      Stanley E. Hubbard
                      William J. McMahon

MANAGEMENT COMPENSATION

Summary Compensation Table

    The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the other executive officers whose total annual salary and bonus paid or accrued during fiscal year 2001 exceeded $100,000 (the "named executive officers").

Long Term Compensation
Annual Compensation
Name and Principal Position	Fiscal Year						Options/SARs (#)(1)	All Other Compensation ($)(2)
		Salary ($)		Bonus ($)		Other ($)
John J. Egart, President and Chief Executive Officer	2001 2000 1999	$ $ $	175,000 140,592 135,000	$	— 70,000 —	— — —	90,000 65,000 60,000	$ $ $	18,589 17,378 13,563
Kent A. Brunner Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	115,000 102,564 80,000	$ $ $	10,000 45,000 10,000	— — —	50,000 62,000 42,000	$ $ $	12,140 12,677 9,024
Richard Jackson Vice President of Production & Product Development	2001 2000 1999	$ $ $	100,000 85,700 82,416		$7,500 — —	— — —	50,000 15,000 17,500	$ $ $	7,594 10,187 5,938

(1)
Options to acquire shares of Common Stock.

(2)
Represents contributions to the Company's Profit Sharing Plan.

Option Grants During 2001 Fiscal Year

    The following table provides information related to stock options granted to the named executive officer during fiscal 2001. The Company did not grant any stock appreciation rights during fiscal 2001.

Individual Grants							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
% of Total Options Granted to Employees in Fiscal Year
Name	Options Granted (#)			Exercise or Base Price ($/Sh)(2)		Expiration Date
							0%	5% ($)		10% ($)
John J. Egart	30,000(3) 60,000(3)	10.0 20.1	% %	$ $	1.875 1.375	07/19/07 01/18/08	— —	$ $	22,899 33,586		$53,365 78,269
Kent A. Brunner	50,000(3)	16.7%			$1.375	01/18/08	—		$27,988		$65,224
Richard Jackson	10,000(4) 40,000(3)	3.3 13.4	% %	$ $	1.875 1.375	07/19/07 01/18/08	— —	$ $	7,633 22,391	$ $	17,788 52,179

(1)
The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to three years. If the options are adjusted as set forth in (3) and (4) below, the potential realizable value will be somewhat less.

(2)
The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Stock Option Committee in its discretion.

(3)
Option becomes exercisable with respect to one-third of the shares covered thereby on the date of grant and on each of the first two anniversary dates of the original grant; however, in the event of a change of control of the Company, any unexercisable portion of the options will become immediately exercisable. See "Change of Control Arrangements." The exercise price was equal to the fair market value of the Common Stock on the date of grant.

(4)
Option becomes exercisable with respect to one-half of the shares covered thereby on the date of grant and on the first anniversary date of the original grant; however, in the event of a change of control of the Company, any unexercisable portion of the options will become immediately exercisable. See "Change of Control Arrangements." The exercise price was equal to the fair market value of the Common Stock on the date of grant.

Option Exercises During Fiscal 2001 and Fiscal Year-End Option Values

    The following table provides information related to options and warrants exercised by the named executive officer during fiscal 2001 and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

			Number of Unexercised Options at FY-End (#)		Value of Unexercised In-the- Money Options at FY-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John J. Egart	—	—	343,334	81,666	$1,250	$625
Kent A. Brunner	—	—	158,751	53,999	$1,000	$500
Richard Jackson	—	—	72,783	34,167	$625	$313

(1)
Value is calculated based on the amount, if any, by which the closing price for the Common Stock as quoted on the Nasdaq National Market on the date of exercise exceeds the option exercise price, multiplied by the number of shares to which the exercise relates.

(2)
The closing price for the Company's Common Stock as quoted on the Nasdaq National Market on February 28, 2001 was $1.25. Value is calculated on the basis of $1.25 minus the option exercise price and multiplying the result (if greater than zero) by the number of shares of Common Stock underlying the option.

Employment Agreements and Severance Arrangements

    The Company has an Employment Agreement with John Egart, President and Chief Executive Officer, dated January 23, 1996, which Agreement was amended as of January 1, 1998. The Agreement has a three-year term, with automatic two-year renewals unless a nonrenewal notice is given by the officer or the Company. The Agreement has been automatically renewed with an annual base salary of $175,000.

    The Company has an Employment Agreement with Kent Brunner, Vice President and Chief Financial Officer, dated August 18, 1997, which Agreement was amended as of December 1, 1998. The Agreement has a two-year term, with automatic two-year renewals unless a nonrenewal notice is given by the officer or the Company. The Agreement has been automatically renewed, and, as of March 1, 2001, the annual base salary was increased to $125,000.

    The Company has an Employment Agreement with Richard Jackson, Vice President of Production and Product Development dated July 12, 2000, but effective as of March 1, 2000. The Agreement has a two-year term, with automatic two-year renewals unless a nonrenewal notice is given by the officer or the Company. The Agreement provided for an initial annual base salary of $100,000, which salary was increased to $110,000 as of March 1, 2001.

    Each of the above-described employment agreements provides that if the Company gives the officer a nonrenewal notice, the officer is entitled to a cash payment equal to such officer's highest annual base salary in effect during the prior three years or, if such nonrenewal notice is given within one year after a change of control, two times the sum of such officer's highest annual base salary in effect during the prior three years plus the amount of incentive bonus which, absent termination, could have been earned by such officer during the year in which such officer's employment ceased. If the agreement is terminated by the Company without cause or if the officer resigns for good reason, the officer is entitled to a cash payment equal to the greater of (a) the sum of (i) the highest monthly base salary in effect during the prior three years times the number of months remaining (without regard to renewals) in the term, plus (ii) the product of the amount of incentive bonus earned during the prior fiscal year multiplied by the number of months remaining (without regard to renewals) in the term, divided by 12, or (b) the sum of the highest annual base salary in effect during the prior three years plus the amount of incentive bonus earned by the officer during the prior fiscal year; provided, however, if such termination or resignation occurs within one year after a change of control, such amount will be at least two times the sum of the highest annual base salary in effect during the prior three years plus the amount of incentive bonus which, absent termination, could have been earned by such officer during the year in which such officer's employment ceased. The above-described change of control payments are subject to reduction if total compensation received by the officer upon a change of control would constitute an excess parachute payment under I.R.C. § 280G.

Change of Control Arrangements

    In addition to the change of control arrangements provided for in the foregoing employment agreements, the Company's stock option plans provide the following:

    1987 Stock Option Plan.  In May 1989, the Board of Directors adopted resolutions amending the Company's 1987 Stock Option Plan (the "1987 Plan") and providing that all options outstanding thereunder, including options held by the Company's executive officers, and all nonqualified stock options granted outside of the 1987 Plan to consultants to the Company, which are not then otherwise exercisable in full shall become fully exercisable upon the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of 25% or more of the Company's Common Stock; (ii) at any time during any consecutive two-year period, the directors of the Company at the beginning of the period (and any new director whose election to the Board was approved by the vote of at least two-thirds of the directors still in office) cease to constitute a majority of the directors then in office; (iii) the consummation of a merger or consolidation (whether or not the Company is the surviving corporation), other than a merger or consolidation in which the holders of the Company's stock immediately prior thereto hold immediately thereafter securities representing more than 70% of the combined voting power of the voting securities of the merged or consolidated entity; or (iv) the consummation of a sale of all or substantially all of the Company's assets or a plan of complete liquidation of the Company.

    1994 Stock Option and Incentive Compensation Plan.  Following a "change of control," the 1994 Stock Option and Incentive Compensation Plan (the "1994 Plan") provides that all restrictions on restricted stock awarded under the 1994 Plan will immediately lapse, all performance share objectives for outstanding performance share or cash Incentives shall be deemed to have been met and all outstanding options and stock appreciation rights shall immediately become exercisable. However, all change of control compensation to a participant must be less than the amount which would be considered a "parachute payment" under I.R.C. § 280G. Section 280G provides that, if payments which are contingent upon a change of control equal or exceed three times such participant's "base amount" (average annual compensation over the five taxable years preceding the taxable year in which the change of control occurs), then such payments constitute a "parachute payment" and the excess of such "parachute payment" over such participant's "base amount" will not be deductible by the Company and will be subject to an excise tax payable by the participant. To the extent that change of control compensation would equal or exceed three times a participant's "base amount," the participant must designate which payments should be reduced or eliminated so as to avoid receipt of a "parachute payment."

    For purposes of these provisions, a "change of control" refers to any of the following events: (i) the acquisition of at least 25% beneficial ownership of any of the Company's equity securities by any person or group of persons other than the Company's current shareholders; (ii) the approval of a merger, consolidation or sale of substantially all of the Company's assets by the shareholder, other than a merger or consolidation in which the Company's shareholders immediately prior to such merger or consolidation hold immediately thereafter more than 70% of the voting securities of the merged or consolidated entity, or (iii) certain changes in the composition of the Company's Board of Directors.

Stock Performance Chart

    The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended February 28, 2001 with the cumulative total return on the S&P 500 Composite Stock Index and the S&P Leisure Time Composite Index, an index of leisure product manufacturers. The comparison assumes $100 was invested on February 29, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

	02/29/96	02/28/97	02/28/98	02/28/99	02/29/00	02/28/01
First Team Sports, Inc.	$100.00	$42.86	$18.75	$14.73	$17.86	$8.93
S&P 500 Composite Stock Index	$100.00	$126.16	$170.32	$203.94	$227.86	$209.18
S&P Leisure Time Index	$100.00	$110.72	$163.68	$119.83	$61.37	$80.67

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Based solely on its review of the copies of forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 2001, all officers, directors and greater than ten-percent beneficial owners complied with applicable filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934 except that Tom Schultz, an officer, reported his holdings on an initial Form 3 that was not timely filed.

INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors unanimously recommends that the shareholders ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending February 28, 2002. Unless otherwise instructed, the Proxies will be so voted.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company's shareholders.

    The ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending February 28, 2002 requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

Audit Fees

    The aggregate fees billed and to be billed by Ernst & Young LLP for professional services rendered for the audit of annual financial statements for fiscal 2001 and for review of the financial statements included in the Forms 10-Q for such year were $70,000.

Financial Information Systems Design and Implementation Fees

    Ernst & Young LLP did not provide any services to the Company for financial information systems design and implementation in fiscal 2001.

All Other Fees

    The aggregate fees billed and to be billed by Ernst & Young LLP for all other non-audit services, including services in connection with the Company's income tax returns for fiscal 2001 were $22,000.

    The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Ernst & Young LLP's independence and has determined that such services are compatible with maintaining Ernst & Young LLP's independence.

OTHER BUSINESS

    Management knows of no other matters to be presented at the 2001 Annual Meeting. If any other matter properly comes before the Annual Meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2002 Annual Meeting must be received by the Company by February 11, 2002, to be included in the Company's proxy statement and related proxy for the 2002 Annual Meeting. If a shareholder proposal intended to be presented at the next Annual Meeting but not included in the proxy materials is received by the Company after April 27, 2002, then management named in the Company's proxy for the 2002 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting.

FORM 10-K

    THE COMPANY WILL PROVIDE AT NO CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2001 ANNUAL MEETING. PLEASE ADDRESS YOUR REQUEST TO THE ATTENTION OF KENT A. BRUNNER, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRST TEAM SPORTS, INC., 1201 LUND BOULEVARD, ANOKA, MINNESOTA 55303. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT AS OF MAY 18, 2001, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      John J. Egart
                       President and Chief Executive Officer

Dated: June 11, 2001
Anoka, Minnesota

APPENDIX I

AUDIT COMMITTEE CHARTER
OF
BOARD OF DIRECTORS
OF
FIRST TEAM SPORTS, INC.

COMMITTEE PURPOSE

    The Board of Directors (the "Board") is the ultimate corporate governance body of First Team Sports, Inc. (the "Company"). As such, the Board is charged with overseeing all material aspects of the Company's operations. To assist the Board in performing its oversight role, and to help the Board meet its fiduciary duties to the shareholders of the Company, the Board has created an audit committee (the "Committee"). For its part, the Committee is charged with the active and regular performance of the Board's supervision of the Company's internal control systems, its external and internal audit process, and its external and internal financial reporting process. This audit committee charter is intended to set forth the roles, responsibilities, authority, and procedures of the Committee.

    The Committee's main role includes a particular focus on the qualitative aspects of financial reporting. Accordingly, one of the Committee's main responsibilities will be to coordinate and control the Company's internal control procedures, as well as its procedures for periodically reviewing and assessing the effectiveness of its internal control procedures. Such internal control procedures include, but are not limited to, those designed to identify, manage, monitor, and ultimately account for and report on the business transactions and risks arising from the Company's operating and non-operating activities. The Committee's role will culminate with the annual preparation of the Company's audited financial statements, which the Committee will recommend to the Board as provided herein.

COMMITTEE MEMBERSHIP

    The Committee shall consist of at least three (3) independent directors. "Independent director" means a person other than an individual having a relationship which, in the opinion of Company's Board, would interfere with the exercise of independent, disinterested judgment in carrying out the responsibilities of a Committee member. Though not all-inclusive, the following categories of people shall not be considered independent for audit committee purposes:

  (1)
  a director who is or was employed by the Company or any of its affiliates for the current or any of the past three years;

  (2)
  a director who is an immediate family member1 of any management-level employee of the Company;

1
As used in this chapter, the phrase "immediate family member" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in the director's home.

(3)
a director who personally accepted any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(4)
a director who is a partner, controlling shareholder, or an executive officer of any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the securities of the Company or organization) that exceed 5% of the Company's or organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

(5)
a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

    Committee members shall have (1) knowledge of the primary industries in which the Company operates; (2) the ability to read and understand fundamental financial statements, including the Company's balance sheet, income statement, statement of cashflow, and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. One member, preferably the chairperson, must be literate in business and financial reporting and control and have past employment experience in finance or accounting or other comparable experience or background.

STRUCTURE

    The Committee members shall be appointed by the Board, in accordance with the preceding independence requirements. Each appointment shall be for an indefinite term, but the Board may remove Committee members at any time by Board action. If a Committee member is removed or resigns from the Committee, he or she shall serve until a successor is appointed.

    The Committee shall elect a chairperson annually. The chairperson shall create the agenda for Committee meetings and otherwise preside over Committee meetings. It is expected that the chairperson will ask for management and key Committee advisors (e.g., director/manager of Company internal audit, Company legal counsel, and Company external auditors) to participate in Committee meetings as appropriate.

MEETINGS

    The Committee shall meet at least four times annually (ideally, once within 45 days from the end of each fiscal quarter). Additional meetings shall be scheduled as considered necessary by the Committee chairperson. Minutes of all meetings shall be recorded and maintained by the Committee.

REPORTING TO THE BOARD

    The Committee chairperson shall formally report (whether as required pursuant to specific requirements herein or otherwise) to the Board at least semi-annually. In addition, summaries of Committee minutes for all Committee meetings held between each Board meeting, separately identifying all unusually significant items, shall be made available to the Board at least one week prior to the Board meeting to be held subsequent to such Committee meetings.

QUORUM

    A majority of the appointed Committee members shall constitute a quorum and shall be able to conduct the Committee's business.

COMMITTEE EXPECTATIONS AND INFORMATION NEEDS

    The Committee shall communicate Committee expectations regarding the nature, timing, and extent of Committee information needs to management, internal audit, and external parties including external auditors. At a minimum, summary written materials, including quarterly financial statements with variance analyses (i.e., comparisons to both budget and prior period actual results) and key performance trends and indicators shall be received from management and internal/external auditors at least one week prior to scheduled meetings. Meeting conduct will assume Board members have reviewed written materials in sufficient depth to participate in Committee and/or Board dialogue.

2

DUTIES AND RESPONSIBILITIES

    In accordance with the Committee's purpose, it shall have the following duties and responsibilities:

  Audit & Review Function

  •
  The Committee shall select, or nominate for selection by the Board and/or shareholders, the Company's external auditors.

  •
  The Committee shall annually ensure receipt of a formal written statement from the external auditors consistent with Independence Standards Board Standard 1. Additionally, the Committee shall discuss with the external auditor any relationships or services that may affect the external auditor's objectivity or independence. If the Committee is not satisfied with the external auditor's assurances of independence, it shall take or recommend to the Board appropriate action to ensure the independence of the external auditor.

  •
  The Committee shall make clear to management and the external auditor's that the external auditors must consider the Committee to be its client and not management. Towards this end, the Committee shall meet annually with the external auditors, without management or others present, in order to assess the performance and ethical disposition (i.e., the "tone-at-the-top") of the financial and accounting management and the effectiveness and independence of the internal auditors.

  •
  The Committee shall annually review, with or without management consultation, the performance (effectiveness, objectivity, and independence) of the external auditors.

  •
  The Committee shall annually consider the scope of the annual audit, staffing of the annual audit, and accounting fees for the annual audit to ensure that the economics support the scope and staffing of the annual audit.

  •
  The Committee shall review with the CFO or principal internal auditor and external auditor the annual audit plans and quarterly review plans of each, including the degree of coordination and cooperation concerning the respective plans.

  •
  The Committee shall inquire as to, and be satisfied with, the extent to which the planned audit scope can be relied upon to detect fraud or weaknesses in internal controls.

  Risk Management Function

  •
  The Committee shall ensure that the director/manager of internal audit periodically reports (as deemed necessary) directly to the Committee. The Committee shall meet with the internal auditor director/manager and other key internal audit staff members at least annually, without management or others present, to discuss the adequacy of resources for the internal audit function and the level of cooperation that internal audit receives from Company management.

  •
  The Committee shall inquire of management, internal auditors, and external auditors about the adequacy of the Company's internal control procedures as a complete system, as well as the discovery of any individually material gaps and/or failures in the Company's internal control procedures.

  •
  The Committee shall meet periodically with those members of management responsible for Company risk assessment and risk management to understand and evaluate the Company's risk assessment and risk management efforts.

3

  •
  The Committee shall instruct the internal and external auditors, Chief Executive Officer, and Chief Financial Officer that the Committee expects to be advised if there are areas of Company operation that, consistent with the Committee's purpose, require its special attention.

  Financial Reporting Function

  •
  The Committee shall obtain from management explanations for all significant budget-to-actual variances in the financial statements between relevant periods (e.g., year-to-year and quarter-to-quarter), as well as trends and significant changes in actual results between relevant periods.

  •
  The Committee shall inquire about the existence and substance of any significant accounting accruals, reserves, contingencies, and estimates made by management that have a material impact on the financial statements and of the external auditor's opinions regarding the quality (i.e., adequacy, including over-adequacy) of all such items.

  •
  The Committee shall inquire as to the external auditor's views about whether management's choices of accounting principles (and their application of those accounting principles) are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles and practices are common or are minority practices.

  •
  The Committee shall inquire as to any material changes in the selection and/or application of accounting principles from the prior period and of the effect of such changes in the Company's financial statements (e.g., on earnings per share).

  •
  The Committee shall inquire of management and the external auditors to ascertain whether there were any significant financial reporting issues that arose during the accounting period and if so how they were resolved.

  •
  The Committee shall review the letter of management representations given to the external auditors and inquire whether they encountered any difficulties in obtaining the letter or any specific representations therein.

  •
  The Committee shall discuss with management and the external auditors the substance of any significant issues raised by in-house and outside legal counsel concerning litigation, contingencies, claims, or assessments and understand how such matters are reflected in the Company's financial statements.

  •
  The Committee shall review with management the MD&A section of the annual report and ask the extent to which the external auditors reviewed the MD&A section and inquire of the external auditors to ascertain whether the other sections of the annual report to stockholders are consistent with the information reflected in the financial statements.

  •
  The Committee shall inquire of the external auditors to determine whether footnote disclosures adequately clarify and expand on the financial statements.

  •
  The Committee shall, jointly with the Board, consider whether the external auditors should meet with the Board to discuss any matters relative to the financial statements and to answer any questions that other directors may have.

  •
  The Committee shall prepare an annual Audit Committee Report to be presented to the Board. The Audit Committee Report shall include, at a minimum, the following representations:

  (1)
  that the Committee has reviewed and discussed the audited financial statements with management;

4

    (2)
    that the Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

    (3)
    that the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence;

    (4)
    that, based on the review and discussions referred to in paragraphs (1) through (3) of this item, the Committee recommends (or declines to recommend) to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission; and

    (5)
    that the individual Committee members, and the Committee in the aggregate, complies with the Committee Membership requirements set forth in this charter.

  The Audit Committee Report may include other information that the Committee deems appropriate. The Committee will prepare the Audit Committee Report with the understanding that its representations will in used by the Board and the Company to comply with Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A as those regulations affect the Company.

  General

  •
  The Committee shall assess and report to the Board on its compliance with this charter on an annual basis. This information may be included in the Audit Committee Report referred to above. The Board shall consider the Committee's report to the Board pursuant to this requirement (and the Audit Committee Report if prepared separately) to determine if changes to the Committee membership (e.g., composition and member number) are appropriate.

  •
  The Committee shall recommend to the Board any necessary changes to this charter on an annual basis.

  •
  The Committee shall conduct an appropriate review of all proposed related party transactions that are individually in excess of $25,000 in order to ensure that such transactions are on terms that are materially similar to those that could be obtained in arms-length transactions with independent third parties or are otherwise fair to and in the best interests of the Company. Documentation of each such review and the Committee's recommendation to the Board regarding whether the Board should approve or disapprove of the relevant related party transaction shall be maintained by the Committee.

AUTHORITY

    The Committee has authority to:

  •
  Conduct such studies, analyses, and evaluations necessary to perform the duties and fulfill the responsibilities assigned to it by the Board.

  •
  Have full and independent access to Company personnel, after first notifying the Chief Executive Officer or the Chief Financial Officer of the intention to interview personnel (excluding the director/manager of internal audit who may be consulted without notice).

  •
  Have full and independent access to Company financial and other information.

  •
  Seek and employ such outside consulting assistance as it determines necessary to fulfill its responsibilities. To the extent the Committee determines to expend in excess of $10,000 during any fiscal year on such consulting assistance, it shall seek approval from the Board of such excess expenditures.

  •
  Take or cause to be taken all necessary action in order to implement and carry out its responsibilities pursuant to this charter.

5

First Team Sports, Inc.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, July 10, 2001
11:00 a.m.
Anoka-Hennepin Technical College
1355 West Highway 10
Anoka, MN 55303

First Team Sports, Inc. 1201 Lund Boulevard Anoka, Minnesota 55303	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 10, 2001.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint John J. Egart and David G. Soderquist, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Team Sports, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN, 55164-0873.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, and 3

1.	Election of Directors:	01 John J. Egart 02 David G. Soderquist 03 Joe Mendelsohn	04 Stanley E. Hubbard 05 Timothy G. Rath 06 William J. McMahon	/ /	Vote FOR all nominees (except as withheld below)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Set the number of directors at six (6).	/ /	For	/ /	Against	/ /	Abstain
3.	Ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending February 28, 2002.	/ /	For	/ /	Against	/ /	Abstain
4.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box / /	Dated:	, 2000
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS (Proposals #1 and #2)
REPORT OF AUDIT COMMITTEE
MANAGEMENT COMPENSATION
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
FORM 10-K
AUDIT COMMITTEE CHARTER OF BOARD OF DIRECTORS OF FIRST TEAM SPORTS, INC.